Box Hill Systems Corp.
                                                 161 Avenue of the Americas
                                                         New York, NY 10013
                                                                (NYSE: BXH)





At Box Hill Systems Corp.:
Valerie Greenberg
Director, Investor Relations
(212) 989-4455
investors@boxhill.com


At the Financial Relations Board:
Doug DeLieto       Elisa Mailman       Alan Goldsand
(general info.)    (analyst info.)      (media info.)
                   (212) 661-8030




BOX HILL AND OTHERS NAMED IN SHAREHOLDER ACTIONS

The Company Believes The Actions Are Unfounded

December 18, 1998, New York, NY - Box Hill Systems Corp. (NYSE: BXH), a leading independent provider of high-performance data storage and SAN solutions, today announced that it will vigorously defend against two purported class action lawsuits that recently have been filed by shareholders against the Company. The lawsuits also name as defendants certain officers, directors and, in one action, the managing underwriters of the Company's initial public offering. Both actions focus on the Registration Statement and Prospectus filed in September, 1997 in connection with the IPO. The Company believes that those documents complied with the requirements of the securities laws and that the actions are unfounded.

The two actions are: Spirgel v. Box Hill Systems Corp., et. al, brought in the U.S. District Court for the Eastern District of New York; and, Milman
v. Box Hill Systems Corp., et. al, brought in the U.S. District Court for the Southern District of New York. The actions allege violations of the Securities Act of 1933 and seek damages and recision.

Box Hill Systems Corp. is a leading independent provider of storage and SAN solutions that are bigger, faster and smarter than industry competition. Box Hill, based in New York City, is recognized worldwide by a customer base that includes many of the largest financial, telecommunications, digital imaging, multimedia, pharmaceutical, government and university research institutions in the world. Box Hill's home page is www.boxhill.com.

Box Hill and the Box Hill logo are registered trademarks of Box Hill
Systems Corp.

Certain statements contained in this press release, including statements regarding the business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to the future operating performance of the Company and the products it expects to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" within the meaning of



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the Private Securities Litigation Reform Act. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, among others: rapid technological change, frequent new product introductions, evolving industry standards and changing customer preferences in the Open Systems storage market. In addition, the Company's business and results of operations are subject to numerous additional risks and uncertainties, including: availability and cost of key components; dependence on a limited number of customers; reliance on the financial services and telecommunications industries; the ability to attract, train, retain and motivate qualified management, technical, manufacturing, sales and support personnel; demand on administrative, operational, financial, manufacturing, sales and customer service resources caused by the Company's growth and expansion; and the Company's ability to protect its proprietary software and other intellectual property rights. All forward-looking statements speak only as of the date on which they are made. Box Hill undertakes no obligation to update such statements to reflect events, which occur, or circumstances, which exist after the date on which they are made.

For more information on Box Hill Systems Corp., via fax at no charge, please dial 1-800-PRO-INFO and enter ticker symbol BXH, or visit Box Hill's Web site at www.boxhill.com.

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